UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2020

Schultze Special Purpose Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38760	83-0891815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Westchester Avenue, Suite 632 Rye Brook, NY	10573
(Address of principal executive offices)	(Zip Code)

(914) 701-5260 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Warrant	SAMAU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	SAMA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	SAMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is the investor presentation to be used by Schultze Special Purpose Acquisition Corp., a Delaware corporation (“SAMA”), in presentations for certain of SAMA’s stockholders and other persons with respect to the transactions contemplated by the Letter of Intent described below. Such exhibit and the information set forth therein is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01. Other Events.

On June 1, 2020, SAMA and Clever Leaves International Inc. (“Clever Leaves”) issued a joint press release announcing that SAMA and Clever Leaves had entered into a non-binding letter of intent (the “Letter of Intent”) for a proposed business combination transaction. Clever Leaves is a multi-national cannabis company with a mission to operate in compliance with federal and state laws and with an emphasis on ecologically sustainable, large-scale cultivation and pharmaceutical-grade processing as the cornerstones of its global cannabis business. With operations and investments in the United States, Canada, Colombia, Germany and Portugal, Clever Leaves helps the partners in its ecosystem grow rapidly and contribute value to the global community. Its mission is to be one of the industry’s leading global cannabis companies recognized for its principles, people, and performance while fostering a healthier global community.

Under the terms of the Letter of Intent, SAMA and Clever Leaves intend to enter into a definitive agreement pursuant to which SAMA and Clever Leaves would combine, with the former shareholders of both entities holding equity in the combined public company listed on Nasdaq and with Clever Leaves’ shareholders owning a majority of that equity. Completion of the proposed transaction is subject to the negotiation and execution of a definitive agreement and satisfaction of the conditions therein, including approval of the transaction by SAMA’s stockholders. Accordingly, no assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed transactions described herein, SAMA and Clever Leaves will prepare a proxy statement/prospectus for SAMA’s stockholders to be filed with the Securities and Exchange Commission (the “SEC”). The proxy statement/prospectus will be mailed to SAMA’s stockholders. SAMA and Clever Leaves urge investors, stockholders and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed business combination transaction. Such persons can also read SAMA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. SAMA’s definitive proxy statement/prospectus will be mailed to stockholders of SAMA as of a record date to be established for voting on the transactions described in this report. SAMA’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Schultze Special Purpose Acquisition Corp., 800 Westchester Avenue, Suite 632, Rye Brook, New York 10573. These documents, once available, can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in Solicitation

SAMA, Clever Leaves and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of SAMA stockholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of SAMA’s directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 10, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to SAMA’s stockholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Information concerning the interests of SAMA’s and Clever Leaves’ participants in the solicitation, which may, in some cases, be different than those of SAMA’s and Clever Leaves’ equity holders generally, will be set forth in the proxy statement/prospectus relating to the proposed business combination when it becomes available.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of SAMA or Clever Leaves, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Forward Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, SAMA’s and Clever Leaves’ inability to enter into a definitive agreement with respect to the proposed business combination transaction or to complete the transactions contemplated by the Letter of Intent; the terms of, and the timing of entry into the proposed business combination; matters discovered by the parties as they complete their respective due diligence investigation of the other; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of cash available following any redemptions by SAMA stockholders; the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; expectations with respect to future operating and financial performance and growth, including when Clever Leaves will become cash flow positive; the timing of the completion of the proposed business combination; Clever Leaves’ ability to execute its business plans and strategy and to receive regulatory approvals; potential litigation involving the parties; global economic conditions; geopolitical events, natural disasters, acts of God and pandemics, including, but not limited to, the economic and operational disruptions and other effects of COVID-19; regulatory requirement and changes thereto; access to additional financing; and other risks and uncertainties indicated from time to time in filings with the SEC. Other factors include the possibility that the proposed transaction does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in SAMA’s most recent filings with the SEC and will be contained in the proxy statement/prospectus expected to be filed in connection with the proposed transactions described above. All subsequent written and oral forward-looking statements concerning SAMA or Clever Leaves, the transactions described herein or other matters and attributable to SAMA, Clever Leaves or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of SAMA and Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in SAMA’s and Clever Leaves’ expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Form of Investor Presentation
99.2	Press Release, dated June 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHULTZE SPECIAL PURPOSE ACQUISITION CORP.

By:	/s/ George J. Schultze
Name: George J. Schultze
Title: Chief Executive Officer

Date: June 1, 2020

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